UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2019

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 368-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Nominating/Governance Committee of the Company’s Board of Directors, acting in accordance with its authority under the Company’s By-Laws, has appointed Meghan V. Joyce as a Class A Director of the Company. The appointment is effective as of March 14, 2019. Ms. Joyce’s appointment fills the vacancy created by the passing of longtime Class A Director Gregg A. Tanner until the next Annual Meeting of Stockholders or until her successor is duly elected and qualified.  The Company anticipates that Ms. Joyce will be a candidate for reelection as a Class A Director at the next Annual Meeting of Stockholders on May 16, 2019.

As of the date of this report, Ms. Joyce has not been appointed to any committee of the Board of Directors.  The Nominating/Governance Committee anticipates discussing and setting the committee assignment(s) of Ms. Joyce at its next meeting on May 16, 2019.  Ms. Joyce has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) and is independent as provided in the New York Stock Exchange and Securities and Exchange Commission director independence standards. Ms. Joyce’s compensation for services as a Director will be consistent with that of our other non-employee Directors.

The Company issued a press release regarding the appointment, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Boston Beer Company, Inc. dated March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

March 19, 2019	By:	/s/ David A. Burwick

Name: David A. Burwick
Title: President and Chief Executive Officer